CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 10, 2009, with respect to the balance sheet of CELLDONATE INC. as at March 31, 2008 and 2007, and the statements of operations, stockholders’ deficiency, and cash flows for the year ended March 31, 2008 and the period from August 15, 2006 (inception) to March 31, 2007 in the Registration Statement on Form S-1 and related Prospectus of the Company.

Vancouver, British Columbia            /s/ Smythe Ratcliffe LLP

May 15, 2009                                 Chartered Accountants